250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Jillian Cutrone Tel: (518) 415-4306 Fax: (518) 745-1976

Arrow Reports Year-Over-Year Loan Growth of 10.8% and $8.9 million in Q2 Net Income

•	Total loans grew by $45.1 million in the second quarter of 2019.

•	Second quarter net income was $8.9 million.

•	Second quarter diluted earnings per share (EPS) of $0.62.

•	Second quarter net interest income increased 3.6% over the prior-year comparable quarter.

•	Continued strong profitability, asset quality and capital ratios.

GLENS FALLS, N.Y. (July 22, 2019) – Arrow Financial Corporation (NasdaqGS® – AROW) announced operating results for the three-month period ended June 30, 2019. Net income for the second quarter of 2019 was $8.9 million, compared to $9.7 million in the second quarter of 2018. Steady loan growth continued in the second quarter of 2019, as total loans grew by $45.1 million from March 31, 2019 to $2.3 billion. Driven primarily by this growth, net interest income increased to $21.7 million in the second quarter of 2019, compared to $21.0 million for the comparable quarter of 2018.

Annualized key profitability ratios remained strong, as measured by a return on average equity of 12.79% and a return on average assets of 1.20% for the second quarter, compared to 15.22% and 1.38%, respectively, a year earlier.

"Thanks to the efforts of our team, Arrow continued its solid performance with steady loan growth and strong asset quality through the second quarter of the year," said President and CEO Thomas J. Murphy. “Our Company is well-positioned to adapt to the continuing changes in a complex rate environment. Additionally, we are making strategic lending decisions within our communities that will help our region thrive, and we are making important investments that will help us provide an enhanced customer experience.”

The Company continued its forward momentum and expansion in the Capital Region with the opening of a new Saratoga National Bank and Trust Company office in Rotterdam, New York in the second quarter. Additionally, the company announced plans for the opening of its 12th Saratoga National Bank office, in Latham, New York, anticipated in early 2020.

The following expands on our second-quarter results:

Cash Dividend: On June 14, 2019, the Company distributed a cash dividend of $0.26 per share. The June 14, 2019 cash dividend was 7.1% higher than the $0.25 cash dividend paid by the Company in the second quarter of 2018, when adjusted for the 3% stock dividend distributed on September 27, 2018. The 2018 increase from $0.25 per share to $0.26 per share was the first increase in per share dividend amount since 2008.

Loan Growth: Total loans reached $2.3 billion as of June 30, 2019, which represents an increase of $222.4 million, or 10.8% as compared to June 30, 2018. The consumer loan portfolio grew by $117.1 million, or 17.7%, as compared to June 30, 2018, primarily within the indirect automobile lending program. The total residential real estate loan portfolio increased $60.0 million, or 7.4%, as compared to June 30, 2018. Total outstanding commercial loans increased $45.3 million, or 7.8%, as compared to June 30, 2018.

Deposit Growth: At June 30, 2019, deposit balances reached $2.5 billion, up $199.0 million, or 8.6%, from the prior-year level. Noninterest-bearing deposits represented 18.7% of total deposits at June 30, 2019. At June 30, 2019, other time deposits were $289.3 million, an increase of $119.7 million compared to the prior year. Time deposits include brokered deposits acquired to diversify source of funds to more favorable rates as compared to other borrowings.

Net Interest Income: Driven by strong loan growth, second quarter 2019 net interest income increased to $21.7 million, up 3.6% from $21.0 million in the comparable quarter of 2018. The net interest margin was 3.04% for the quarter, compared to 3.11% for the second quarter of 2018. The decrease in net interest margin from the prior year was the result of the migration to higher yielding deposit accounts due to rise in short-term market rates.

Noninterest Income: Noninterest income for the three months ended June 30, 2019, was $6.9 million, compared to $7.9 million in the comparable 2018 quarter. Despite the decline from the prior year, total noninterest income represented 24.1% of total revenues in the second quarter of 2019.

Noninterest Expense: Noninterest expense for the second quarter of 2019 increased 4.4% to $16.9 million, from $16.2 million for the second quarter of 2018. Technology and equipment expense increased $394 thousand, and other operating expense increased $409 thousand from the comparable quarter in 2018.

Provision for Income Taxes: The provision for income taxes was $2.3 million for the second quarter of both 2019 and 2018. The effective income tax rates for the three-month periods ended June 30, 2019 and 2018 were 20.5% and 19.3%, respectively.

Asset Quality: Asset quality remained strong at June 30, 2019, with continued low levels of nonperforming loans and net charge-offs. Nonperforming loans at June 30, 2019, were $5.5 million, up $26.0 thousand from the level at December 31, 2018. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.02% for the three-month period ended June 30, 2019, up from the prior-year comparable quarter of 0.01%. The allowance for loan losses was $20.7 million at June 30, 2019, which represented 0.91% of loans outstanding, as compared to 0.95% at June 30, 2018. The loss provision expense for the second quarter of 2019 was $455 thousand, down $174 thousand from the provision for the comparable 2018 quarter.

Capital: Total stockholders’ equity was a record $284.6 million at June 30, 2019, up $25.2 million, or 9.7%, from the comparable quarter of 2018. Overall regulatory capital ratios also remained strong in 2019, with the Company's common equity tier 1 ratio estimated to be 12.99% and the total risk-based capital ratio estimated to be 14.91% at June 30, 2019. These capital levels at the Company and both its subsidiary banks continue to significantly exceed the "well capitalized" regulatory standard.

Industry Recognition: Both of the Company's banking subsidiaries maintained their BauerFinancial, Inc. 5-Star Superior Bank rating. Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company have continued to earn this designation for the last 49 and 41 quarters, respectively. In May, Seifried & Brew named Glens Falls National and Saratoga National to the top 15th percentile of Community Banks based on their performance in 2018.

_________

About Arrow: Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc. and Upstate Agency, LLC.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by the Company from time to time are useful in evaluating the Company's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$23,520	$19,909	$45,923	$38,767
Interest on Deposits at Banks	195	158	390	292
Interest and Dividends on Investment Securities:
Fully Taxable	2,284	2,048	4,653	3,941
Exempt from Federal Taxes	1,228	1,475	2,474	3,008
Total Interest and Dividend Income	27,227	23,590	53,440	46,008
INTEREST EXPENSE
Interest-Bearing Checking Accounts	453	388	935	775
Savings Deposits	2,008	711	3,609	1,233
Time Deposits over $250,000	515	328	911	532
Other Time Deposits	1,131	282	1,844	541
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	25	16	47	32
Federal Home Loan Bank Advances	1,099	656	2,693	1,070
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	261	247	530	461
Interest on Financing Leases	28	—	43	—
Total Interest Expense	5,520	2,628	10,612	4,644
NET INTEREST INCOME	21,707	20,962	42,828	41,364
Provision for Loan Losses	455	629	927	1,375
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	21,252	20,333	41,901	39,989
NONINTEREST INCOME
Income From Fiduciary Activities	2,252	2,647	4,359	4,844
Fees for Other Services to Customers	2,545	2,570	4,947	4,950
Insurance Commissions	1,935	2,192	3,654	4,095
Net Gain on Securities Transactions	—	223	76	241
Net Gain on Sales of Loans	140	23	244	61
Other Operating Income	24	256	503	609
Total Noninterest Income	6,896	7,911	13,783	14,800
NONINTEREST EXPENSE
Salaries and Employee Benefits	9,727	9,812	19,046	19,181
Occupancy Expenses, Net	1,279	1,270	2,699	2,610
Technology and Equipment Expense	3,243	2,849	6,384	5,547
FDIC Assessments	212	223	424	440
Other Operating Expense	2,447	2,038	5,007	4,370
Total Noninterest Expense	16,908	16,192	33,560	32,148
INCOME BEFORE PROVISION FOR INCOME TAXES	11,240	12,052	22,124	22,641
Provision for Income Taxes	2,306	2,322	4,456	4,380
NET INCOME	$8,934	$9,730	$17,668	$18,261
Average Shares Outstanding [1]:
Basic	14,487	14,394	14,478	14,374
Diluted	14,527	14,480	14,523	14,459
Per Common Share:
Basic Earnings	$0.62	$0.68	$1.22	$1.27
Diluted Earnings	0.62	0.67	1.22	1.26
[1] 2018 Share and Per Share Amounts have been restated for the September 27, 2018, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share and Per Share Amounts - Unaudited)

	June 30, 2019		December 31, 2018		June 30, 2018
ASSETS
Cash and Due From Banks	$34,650		$56,529		$38,552
Interest-Bearing Deposits at Banks	28,045		27,710		22,189
Investment Securities:
Available-for-Sale	285,878		317,535		325,387
Held-to-Maturity (Approximate Fair Value of $266,068 at June 30, 2019; $280,338 at December 31, 2018; and $292,605 at June 30, 2018)	262,541		283,476		297,885
Equity Securities	1,850		1,774		1,802
Other Investments	8,202		15,506		11,089
Loans	2,280,308		2,196,215		2,057,862
Allowance for Loan Losses	(20,695)		(20,196)		(19,640)
Net Loans	2,259,613		2,176,019		2,038,222
Premises and Equipment, Net	38,836		30,446		28,104
Goodwill	21,873		21,873		21,873
Other Intangible Assets, Net	1,730		1,852		2,060
Other Assets	62,532		55,614		58,008
Total Assets	$3,005,750		$2,988,334		$2,845,171
LIABILITIES
Noninterest-Bearing Deposits	$467,179		$472,768		$467,048
Interest-Bearing Checking Accounts	741,395		790,781		861,959
Savings Deposits	908,642		818,048		735,217
Time Deposits over $250,000	97,220		73,583		70,950
Other Time Deposits	289,317		190,404		169,607
Total Deposits	2,503,753		2,345,584		2,304,781
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	51,149		54,659		60,248
Federal Home Loan Bank Overnight Advances	83,000		234,000		136,000
Federal Home Loan Bank Term Advances	30,000		45,000		45,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000		20,000		20,000
Finance Leases	5,270	—	—	—	—
Other Liabilities	27,929		19,507		19,654
Total Liabilities	2,721,101		2,718,750		2,585,683
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at June 30, 2019; $5 Par Value and 1,000,000 Shares Authorized at December 31, 2018 and June 30, 2018	—		—		—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized at June 30, 2019 and 20,000,000 Shares Authorized at December 31, 2018 and June 30, 2018 (19,035,565 Shares Issued at June 30, 2019 and December 31, 2018 and 18,481,301 at June 30, 2018)	19,035		19,035		18,481
Additional Paid-in Capital	316,229		314,533		292,020
Retained Earnings	39,397		29,257		40,326
Unallocated ESOP Shares (5,001 Shares at June 30, 2019; 5,001 Shares at December 31, 2018 and 9,643 Shares at June 30, 2018)	(100)		(100)		(200)
Accumulated Other Comprehensive Loss	(9,647)		(13,810)		(11,804)
Treasury Stock, at Cost (4,517,412 Shares at June 30, 2019; 4,558,207 Shares at December 31, 2018 and 4,467,909 Shares at June 30, 2018)	(80,265)		(79,331)		(79,335)
Total Stockholders’ Equity	284,649		269,584		259,488
Total Liabilities and Stockholders’ Equity	$3,005,750		$2,988,334		$2,845,171

Arrow Financial Corporation Selected Quarterly Information (Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Net Income	$8,934	$8,734	$8,758	$9,260	$9,730
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	—	57	(106)	85	166

Share and Per Share Data:[1]
Period End Shares Outstanding	14,513	14,474	14,472	14,441	14,424
Basic Average Shares Outstanding	14,487	14,469	14,451	14,431	14,394
Diluted Average Shares Outstanding	14,527	14,520	14,514	14,520	14,480
Basic Earnings Per Share	$0.62	$0.60	$0.61	$0.64	$0.68
Diluted Earnings Per Share	0.62	0.60	0.60	0.64	0.67
Cash Dividend Per Share	0.260	0.260	0.260	0.252	0.243

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$25,107	$26,163	$34,782	$30,522	$28,543
Investment Securities	584,679	611,161	637,341	636,847	647,913
Loans	2,255,299	2,210,642	2,160,435	2,089,651	2,026,598
Deposits	2,436,290	2,347,985	2,347,231	2,279,709	2,325,202
Other Borrowed Funds	250,283	327,138	315,172	314,304	219,737
Shareholders' Equity	280,247	272,864	268,503	263,139	256,358
Total Assets	2,997,458	2,977,056	2,954,029	2,879,854	2,823,061
Return on Average Assets, annualized	1.20%	1.19%	1.18%	1.28%	1.38%
Return on Average Equity, annualized	12.79%	12.98%	12.94%	13.96%	15.22%
Return on Average Tangible Equity, annualized [2]	13.96%	14.22%	14.20%	15.36%	16.80%
Average Earning Assets	$2,865,085	$2,847,966	$2,832,558	$2,757,020	$2,703,054
Average Paying Liabilities	2,235,462	2,224,403	2,189,233	2,110,924	2,100,085
Interest Income	27,227	26,213	26,000	24,495	23,590
Tax-Equivalent Adjustment [3]	376	373	376	376	468
Interest Income, Tax-Equivalent [3]	27,603	26,586	26,376	24,871	24,058
Interest Expense	5,520	5,092	4,343	3,498	2,628
Net Interest Income	21,707	21,121	21,657	20,997	20,962
Net Interest Income, Tax-Equivalent [3]	22,083	21,494	22,033	21,373	21,430
Net Interest Margin, annualized	3.04%	3.01%	3.03%	3.02%	3.11%
Net Interest Margin, Tax-Equivalent, annualized [3]	3.09%	3.06%	3.09%	3.08%	3.18%

Efficiency Ratio Calculation: [4]
Noninterest Expense	$16,908	$16,652	$16,881	$16,026	$16,192
Less: Intangible Asset Amortization	44	79	65	65	66
Net Noninterest Expense	$16,864	$16,573	$16,816	$15,961	$16,126
Net Interest Income, Tax-Equivalent	$22,083	$21,494	$22,033	$21,373	$21,430
Noninterest Income	6,896	6,887	6,799	7,350	7,911
Less: Net Changes in Fair Value of Equity Invest.	—	76	(142)	114	223
Net Gross Income	$28,979	$28,305	$28,974	$28,609	$29,118
Efficiency Ratio	58.19%	58.55%	58.04%	55.79%	55.38%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$284,649	$276,609	$269,584	$264,810	$259,488
Book Value per Share [1]	19.61	19.11	18.63	18.34	17.99
Goodwill and Other Intangible Assets, net	23,603	23,650	23,725	23,827	23,933
Tangible Book Value per Share [1,2]	17.99	17.48	16.99	16.69	16.33

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.88%	9.73%	9.61%	9.67%	9.65%
Common Equity Tier 1 Capital Ratio	12.99%	12.98%	12.89%	12.89%	13.01%
Tier 1 Risk-Based Capital Ratio	13.93%	13.95%	13.87%	13.90%	14.04%
Total Risk-Based Capital Ratio	14.91%	14.93%	14.86%	14.90%	15.06%

Assets Under Trust Admin. & Investment Mgmt.	$1,496,966	$1,483,259	$1,385,752	$1,551,289	$1,479,753

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and Per Share Data have been restated for the September 27, 2018, 3% stock dividend.

2.
Non-GAAP Financial Measures Reconciliation: Tangible Book Value and Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.

		6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
	Total Stockholders' Equity (GAAP)	$284,649	$276,609	$269,584	$264,810	$259,488
	Less: Goodwill and Other Intangible assets, net	23,603	23,650	23,725	23,827	23,933
	Tangible Equity (Non-GAAP)	$261,046	$252,959	$245,859	$240,983	$235,555

	Period End Shares Outstanding	14,513	14,474	14,472	14,441	14,424
	Tangible Book Value per Share (Non-GAAP)	$17.99	$17.48	$16.99	$16.69	$16.33
	Net Income	8,934	8,734	8,758	9,260	9,730
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	13.96%	14.22%	14.20%	15.36%	16.80%

3.
Non-GAAP Financial Measures Reconciliation: Net Interest Margin, Tax-Equivalent is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.

		6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
	Interest Income (GAAP)	$27,227	$26,213	$26,000	$24,495	$23,590
	Add: Tax-Equivalent adjustment (Non-GAAP)	376	373	376	376	468
	Interest Income - Tax Equivalent (Non-GAAP)	$27,603	$26,586	$26,376	$24,871	$24,058
	Net Interest Income (GAAP)	$21,707	$21,121	$21,657	$20,997	$20,962
	Add: Tax-Equivalent adjustment (Non-GAAP)	376	373	376	376	468
	Net Interest Income - Tax Equivalent (Non-GAAP)	$22,083	$21,494	$22,033	$21,373	$21,430
	Average Earning Assets	$2,865,085	$2,847,966	$2,832,558	$2,757,020	$2,703,054
	Net Interest Margin (Non-GAAP)*	3.09%	3.06%	3.09%	3.08%	3.18%

4.
Non-GAAP Financial Measures: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. We believe the efficiency ratio provides investors with information that is useful in understanding our financial performance. We define our efficiency ratio as the ratio of our noninterest expense to our net gross income (which equals our tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with, bank regulatory capital rules. All prior quarters reflect actual results. The CET1 ratio at June 30, 2019 listed in the tables (i.e., 12.99%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
	Total Risk Weighted Assets	$2,121,541	$2,075,115	$2,046,495	$1,999,849	$1,934,890
	Common Equity Tier 1 Capital	275,528	269,363	263,863	257,852	251,666
	Common Equity Tier 1 Ratio	12.99%	12.98%	12.89%	12.89%	13.01%

* Quarterly ratios have been annualized

Arrow Financial Corporation Consolidated Financial Information (Dollars in Thousands - Unaudited)

Quarter Ended:	6/30/2019	12/31/2018	6/30/2018
Loan Portfolio
Commercial Loans	$138,331	$136,890	$118,881
Commercial Real Estate Loans	490,274	484,562	464,393
Subtotal Commercial Loan Portfolio	628,605	621,452	583,274
Consumer Loans	779,024	719,510	661,908
Residential Real Estate Loans	872,679	855,253	812,680
Total Loans	$2,280,308	$2,196,215	$2,057,862
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Quarter	$20,373	$20,003	$19,057
Loans Charged-off	(368)	(573)	(264)
Less Recoveries of Loans Previously Charged-off	235	120	218
Net Loans Charged-off	(133)	(453)	(46)
Provision for Loan Losses	455	646	629
Allowance for Loan Losses, End of Quarter	$20,695	$20,196	$19,640
Nonperforming Assets
Nonaccrual Loans	$4,949	$4,159	$3,880
Loans Past Due 90 or More Days and Accruing	457	1,225	170
Loans Restructured and in Compliance with Modified Terms	142	138	106
Total Nonperforming Loans	5,548	5,522	4,156
Repossessed Assets	115	130	76
Other Real Estate Owned	1,258	1,130	1,412
Total Nonperforming Assets	$6,921	$6,782	$5,644
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.02%	0.08%	0.01%
Provision for Loan Losses to Average Loans, Quarter-to-date Annualized	0.08%	0.12%	0.12%
Allowance for Loan Losses to Period-End Loans	0.91%	0.92%	0.95%
Allowance for Loan Losses to Period-End Nonperforming Loans	373.02%	365.74%	472.57%
Nonperforming Loans to Period-End Loans	0.24%	0.25%	0.20%
Nonperforming Assets to Period-End Assets	0.23%	0.23%	0.20%
Six-Month Period Ended:
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Year	$20,196		$18,586
Loans Charged-off	(830)		(634)
Less Recoveries of Loans Previously Charged-off	402		313
Net Loans Charged-off	(428)		(321)
Provision for Loan Losses	927		1,375
Allowance for Loan Losses, End of Period	$20,695		$19,640
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.04%		0.03%
Provision for Loan Losses to Average Loans, Annualized	0.08%		0.14%